Exhibit 99.1

Palantir Partners with Ondas and World View to Advance Next Generation Multi-Domain Intelligence Platform

Collaboration will deliver integrated intelligence and sensing solutions with unified command and control for persistent ISR missions

MIAMI, FL, WEST PALM BEACH, FL, TUCSON, AZ, — MARCH 12, 2026 — Palantir Technologies Inc. (NASDAQ:PLTR) (“Palantir”), a global leader in operational artificial intelligence platforms, today announced a strategic partnership with Ondas Inc. (NASDAQ:ONDS) (“Ondas”), a leading provider of autonomous aerial and ground robot intelligence through its Ondas Autonomous Systems (OAS) business unit and private wireless solutions through Ondas Networks, and World View Enterprises, Inc. ("World View"), a leader in high-altitude balloon intelligence, surveillance and reconnaissance (ISR) and stratospheric remote sensing, to develop and deploy a new generation of AI-enabled operational capabilities designed to scale persistent stratospheric, aerial, and land-based ISR missions. The partnership builds on Ondas’ recently announced strategic investment and partnership agreement with World View, positioning the strategically aligned companies to accelerate development of next-generation multi-domain ISR capabilities that leverage AI-driven insights to make faster in-mission decisions over traditional ISR toolsets.

World View’s Stratollite® platform represents a fundamentally new class of sensing capability, operating in the stratosphere, the critical layer between satellites and aircraft to deliver persistent, long-dwell intelligence, surveillance and reconnaissance missions at significantly lower cost and complexity than traditional assets. When combined with Ondas’ unmanned aerial, ground, and counter-drone systems, the companies are building a multi-domain intelligence architecture designed to deliver persistent awareness and rapid response across complex mission environments for its defense, homeland security and allied security customers.

As demand for multi-domain sensing and persistent ISR grows, scaling this unified intelligence capability requires an operational software foundation capable of coordinating increasingly complex missions. Through this partnership, Ondas and World View will apply Palantir’s Artificial Intelligence Platform (AIP) to the production, mission planning, and edge operations that underpin these systems, helping enable a new generation of scalable, software-defined stratospheric intelligence capabilities.

These Palantir-powered programs will enable Ondas’ and World View’s multi-domain autonomous fleets to communicate with each other across domains and with their operators on the ground to create a unified intelligence infrastructure. This integrated workflow marks a paradigm shift from the traditional ISR model that is focused on data collection. Instead, through this partnership, the companies are building an interconnected intelligence ecosystem that delivers decisions – not just data – to operators.

“Persistent sensing platforms like World View’s Stratollites and Ondas’ suite of autonomous systems, represent a new frontier in operational intelligence,” said Dr. Alex Karp, co-founder and CEO of Palantir Technologies. “By combining Palantir’s software platforms with World View’s unique stratospheric capabilities and Ondas’ broader autonomous ecosystem, we’re building the operational backbone required to scale these missions.”

Together, the companies will develop three foundational programs aimed at transforming how multi-domain ISR missions are produced, executed and managed. Work to optimize World View’s stratospheric systems and operations has already begun and will begin to integrate across Ondas’ multi-domain portfolio as early as the fourth quarter of 2026.

Transforming Production and Mission Readiness

The first initiative, Palantir Warp Speed, will establish a unified operational data foundation connecting supply chain, engineering and manufacturing missions. The platform will enable automated planning, real-time visibility and proactive material and production management, allowing World View to scale its Stratollite fleet without the operational bottlenecks that often accompany complex aerospace production environments.

By replacing fragmented systems and manual coordination with a shared operational data layer, the program will allow teams across procurement, manufacturing, and mission operations to operate from a single source of truth as demand for ISR missions grows.

Bringing AI to Mission Operations

The second program, AI Flight Director, will support World View’s mission operations teams by integrating atmospheric data, proprietary modeling, telemetry and historical mission data into a unified operational platform. The system is designed to help operators plan flights more precisely, respond to environmental variability, and execute missions with greater confidence.

Over time, the platform will incorporate AI agents capable of assisting with mission planning, telemetry analysis and operational coordination, enabling World View to scale toward operating multiple Stratollites simultaneously without increasing operational overhead.

Developing Edge Intelligence for Multi-Domain Missions

The third program, SkyWeaver, focuses on bringing data processing and model inference directly onto World View’s Stratollite through an on-vehicle edge computing system. The platform will enable intelligence processing closer to the mission environment, reducing latency and supporting unified command and control in degraded connectivity scenarios.

Ondas and World View will leverage the Palantir platform to develop the hardware and software architecture for their respective systems and conduct testing and validation toward operational field deployments. Ondas and World View, in line with their strategic partnership agreement, will coordinate their development efforts and create a joint operational infrastructure to deliver a unified intelligence framework that enables a multi-domain, interconnected intelligence ecosystem.

“Our Stratollite platform unlocks a new layer of persistent sensing between satellites and aircraft,” said Ryan Hartman, Chief Executive Officer of World View. “By working with Palantir, we can integrate advanced software, AI-driven mission operations and edge intelligence directly into the way these platforms are built, deployed and operated. This collaboration will allow us to scale stratospheric missions more efficiently while delivering faster insights and more responsive capabilities for customers operating in complex environments.”

“This partnership represents an important step in building a scalable, software-defined ISR architecture capable of supporting the next generation of multi-domain operations,” said Eric Brock, Chairman and Chief Executive Officer of Ondas. “Integrating Palantir’s operational software with Ondas’ systems and World View’s stratospheric platforms will create a powerful foundation for delivering persistent intelligence across air, stratosphere and space.”

Taken together, the three initiatives, Warp Speed, AI Flight Director, and SkyWeaver, will create an integrated operational architecture capable of supporting a growing fleet of persistent stratospheric platforms and autonomous aerial and land-based systems executing increasingly complex missions across multiple domains. The collaboration aims to enable faster mission planning, more efficient production and more intelligent edge operations, helping defense, homeland security and critical infrastructure customers access persistent sensing capabilities that bridge the gap between satellites and aircraft.

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About Palantir Technologies, Inc.

Foundational software of tomorrow. Delivered today. Additional information is available at palantir.com.

About Ondas Inc.

Ondas Inc. (Nasdaq: ONDS) is a leading provider of autonomous systems and private wireless solutions through its business units Ondas Autonomous Systems (OAS), Ondas Capital and Ondas Networks. Ondas’ technologies offer a powerful combination of aerial intelligence and next-generation connectivity to enhance security, operational efficiency, and data-driven decision-making across essential industries.

Ondas Autonomous Systems (“OAS”) delivers a portfolio of AI-powered defense and security platforms deployed globally to protect sensitive sites, populations, and critical infrastructure. Through its operating companies—American Robotics, Airobotics, Apeiro Motion, Roboteam Ltd., and Sentrycs—OAS provides an integrated suite of autonomous aerial, land, and counter-UAS solutions. These include the Optimus System, the first FAA-certified small UAS for fully automated aerial security and data capture; Iron Drone Raider, an autonomous counter-UAS interception platform; Roboteam’s combat-proven tactical land robotic systems for military and special operations forces; Apeiro Motion’s advanced land robotics and tethered UAV systems with proprietary navigation and communications technologies; and Sentrycs’ Cyber-over-RF (CoRF) and protocol-manipulation counter-UAS solutions.

Ondas Capital plans to combine advisory services and strategic investment management services to accelerate the rapid scaling and global deployment of unmanned and autonomous systems to Allied defense and security markets.

Ondas Networks provides software-defined wireless broadband technology through its FullMAX platform, based on the IEEE 802.16t standard. This standards-based system delivers high-performance connectivity for mission-critical IoT applications in markets such as rail, utilities, oil and gas, transportation, and government.

For additional information on Ondas Inc.: www.ondas.com, X and LinkedIn

For Ondas Autonomous Systems: LinkedIn

For Airobotics: www.airoboticsdrones.com, X and LinkedIn

For American Robotics: www.american-robotics.com, X and LinkedIn

For Sentrycs: www.sentrycs.com, X and LinkedIn

For Roboteam: www.robo-team.com, X and LinkedIn

For Apeiro Motion: www.apeiro-motion.com, LinkedIn

For Ondas Networks: www.ondasnetworks.com, X and LinkedIn

About World View

World View is a leading provider of stratospheric ISR and remote sensing via its long-endurance, high-persistence Stratollite® high-altitude platforms. Building on its legacy as a stratospheric sensing leader, the company is evolving into a next-generation intelligence, surveillance, and reconnaissance (ISR) provider delivering integrated, multi-domain solutions across air, stratosphere, and space. By unifying tactical UAVs, high-altitude platforms, fixed-wing aircraft, and low-Earth orbit satellites under a single operational and technological framework, the company enables seamless data fusion and real-time decision-making. Leveraging advanced AI and machine learning, World View empowers defense, intelligence, and commercial customers to gain clarity, act with speed, and operate with confidence in complex environments. For more information on World View and its interconnected intelligence offerings, visit worldview.space.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We caution readers that forward-looking statements are predictions based on current expectations as well as the beliefs and assumptions of management as of that time with respect to future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond Palantir’s or Ondas’ control. These risks and uncertainties include the ability to meet the unique needs of customers; the failure of the platforms and systems to satisfy customers or perform as desired; the frequency or severity of any software and implementation errors; the platforms and systems reliability; and customers' ability to modify or terminate contracts. Additional information regarding these and other risks and uncertainties is included in the filings Palantir and/or Ondas makes with the Securities and Exchange Commission from time to time. Except as required by law, neither Palantir nor Ondas undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Contacts

Palantir

Lisa Gordon

media@palantir.com

IR Contact for Ondas Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas Inc.

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Inc.

preston.grimes@ondas.com

Media Contact for World View

World View Communications

media@worldviewexperience.com

Jack Taylor PR

worldview@jacktaylorpr.com

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